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                                                                    Exhibit 10.1

                           AGREEMENT FOR THE SALE OF
                            ORIGIN(TM) PROFESSIONAL
                                    BETWEEN
           SMARTSOURCES.COM TECHNOLOGIES INC. AND THE EUREKA COMPANY

This legal Agreement, effective as at the last signature of both parties, is between SmartSources.com Technologies Inc., a British Columbia Company and The Eureka Company (hereunder referred to as the "Client Company"). The agreement describes the terms and conditions under which SmartSources.com will provide the right to use the Origin(TM) Pro Software to the Client Company.

1. Description of Service: Technical Support Agreement and Payment Schedule are
                           annexed to this Agreement as Annex A and Annex B respectively, and constitute part of this agreement.

2. Payment:                Terms of payment shall be as set to the in the
                           License Users in Annex B.

3. Additional Purchases:   Any additional purchase of software or services
                           requested by the Client from SmartSources.com but not specified in the immediate sale shall, once confirmed by a Client's authorized Purchase Order and accepted by SmartSources.com, be deemed part of this contract, making the terms and conditions of this contract renewable for the time specified in the Purchase
                           Order wherever applicable.


4. Ownership:              The Client Company acknowledges that SmartSources.com
                           will provide the Client Company with one Origin(TM)
                           Pro License and accompanying documentation. These items will be owned by SmartSources.com and are protected by copyright laws, international treaty provisions and all other applicable national laws.
                           The Client Company agrees to maintain Origin(TM) Pro and the documentation in confidence. The Client
                           Company may not de-compile, disassemble, reverse engineer, copy, modify, disclose, create derivative work, or otherwise use Origin(TM) Pro and the documentation except as stated in this agreement. The
                           Client is authorized to make one copy of Origin(TM)
                           Pro solely for backup or archival purposes, and to transfer Origin(TM) Pro to a single hard disk provided the client keeps the Origin(TM) Pro solely for backup or archival purposes. The Client Company may not copy the documentation and will not sub-license, assign, transfer, rent, lease, publish, display, disclose or otherwise make accessible the license granted hereunder, Origin(TM) Pro or the documentation, in whole or in part, to any third party. Any attempt to sub-license, assign, transfer, rent or lease any of the rights duties, or obligations hereunder are void. The Client Company acknowledges SmartSources.com's representation that
                           Origin(TM) Pro and the Documentation are unique and that SmartSources.com is entitled to seek all legal and equitable remedies to protect its proprietary interests, including the right to seek injunctive relief, and SmartSources.com may enforce the same against the Client Company.

5. Warranty:               SmartSources.com warrants that Origin(TM) Pro will
                           substantially conform to the documentation, and that the magnetic media on which Origin(TM) Pro is distributed and the documentation will be free from defects in materials and workmanship under normal use and service. SmartSources.com further warrants that Origin(TM) Pro does not contain "time bomb" code or other disabling devices. SmartSources.com will replace defective media or documentation at no charge provided the defective media is returned with dated proof of payment to SmartSources.com within 90 days from the date of delivery. This limited warranty is void if the failure of Origin(TM) Pro or the Documentation has resulted from accident, abuse, or misapplication by the Client Company. Any replacement of

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                              Origin(TM) Pro or the Documentation will be
                              warranted for the remainder of the Origin(TM) Pro warranty period or 30 days, whichever is longer. SmartSources.com does not represent or warrant that every defect in Origin(TM) Pro or the Documentation can and will be repaired, or that the functions contained in Origin(TM) Pro and the documentation will meet the Client Company's requirements, or that the operation of Origin(TM) Pro will be uninterrupted or error free. Except regarding Section 18, Computer Virus Testing, SmartSources.com makes no other representation or warranties express or implied, with respect to Origin(TM) Pro and the documentation, including their quality performance, merchantability or fitness of a particular purpose.

6. Indemnity:                 The Client Company shall have the right to use the
                              Software for disaster recovery testing purposes at an external third-party side, and to use the Software in a production mode at a third-party site should an actual disaster occur.

7. Limitation of Liability:   Neither party shall be liable to the other for any
                              incidental of coincidental damages, under any circumstances, including but not limited to the loss of profit, revenue or sales, or the loss of use of any data, even if the party had been advised of, knew of, or should have known, of the possibility thereof. Under no circumstances shall SmartSources.com's liability exceed the total amount of charges actually paid to SmartSources.com by the Client Company under this agreement.

8. Year 2000 Operability:     SmartSources.com warrants that Origin(TM) Pro
                              Software is capable of accommodating the Year 2000 date change without adversely affecting the operation of the software.

9. Computer Virus Testing:    SmartSources.com warrants and represents that it
                              has taken all reasonable steps to test any software and/or media supplied by it or used by it in the performance of this agreement for computer viruses. Based upon such testing, SmartSources.com warrants and represents that, to the best of its knowledge, such software and media is free from any computer virus at the time it is provided to the Client Company or used in connection with any system or software of the Client Company.
                              "Computer virus" is defined as a computer program attached to or a section of code hidden within the software or media that performs a function unauthorized by the software's documentation and which adversely affects the Client Company computer and software systems.

10. Technical Support Fee:    Technical Support is defined and quoted in Annex A
                              and will be deemed part of this contract. The
                              Technical Support shall be deemed in effect for the entire period of the software license agreement.


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This Agreement and its Annexes set forth the entire understanding of the parties as to subject matter and may not be modified except in writing and executed by both parties.

In WITNESS WHEREOF, the parties have executed this agreement on the dates set forth below:


[ SmartSources.com Inc. LOGO ]

SmartSources.com Technologies Inc.
2030 Marine Drive
Suite 100 North Vancouver
BC Canada
V7P 1V7


By: /s/  Lionel Prins
------------------------------
Name: Lionel Prins
Title: VP International Trade
Date:


The Eureka Company
1201 E. Bell St.
Bloomington, IL 61701-6902
USA


By: /s/ Charlie D. Kelly
------------------------------
Name: Charlie D. Kelly
Title: Director of Materials and Purchasing
Date:


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                                    ANNEX A
                          TECHNICAL SUPPORT AGREEMENT

SmartSources.com shall provide Technical Support services to those users designated by the client to be operators of the Client's purchased Origin(TM) Pro license. this will be limited but not exclusive to SmartSources.com's Internet site access, SmartSources.com's toll free 1-800 telephone service and e-mail.

The Technical Support will be extended to the Client for as long as support is fully paid and limited to licensed holder of Origin(TM) Pro. This service will include but not be limited to:

1. SmartSources.com shall assist any authorized licensed holder in solving problems with Origin(TM) Pro's normal operation and expand on any issues not adequately covered in user manuals or online help systems.

2. Any failures for the software to perform as indicated in the license agreement.

3. SmartSources.com shall maintain and update on a timely basis, the Origin(TM) Pro NAFTA knowledge base as published by the NAFTA participating governments regarding NAFTA updates for the countries the license(s) supports.

4. SmartSources.com shall assist the client in configuring the software to maximize its licensed use and functionality as stipulated in the product description and terms of sale.

5. SmartSources.com shall provide help with the initial installation of the Origin(TM) Pro as stated in the payment schedule.
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                                    ANNEX B
                           PAYMENT TERMS AND SCHEDULE


The following table outlines the Price and the Payment Schedule between SmartSources.com and The Eureka Company for the sale of Origin(TM) Pro.

-----------------------------------------------------------------------------------------
Description of          Quality/Rate    Total             Payment Schedule upon placement
Services or product                                       of Purchase Order
-----------------------------------------------------------------------------------------
Origin(TM) Pro          N/A             US $ 19,950.00    1/3 down $6,650 + 1,995
Software License cost:                                    1/3 upon installation $6,650
                                                          1/3 within two weeks of the
                                                          installation date $6,650
-----------------------------------------------------------------------------------------
Installation Charges    N/A
-----------------------------------------------------------------------------------------
Training Charges        N/A
-----------------------------------------------------------------------------------------
Technical Support Fee   Billed Yearly    US $ 1,995       Paid with the first installment
-----------------------------------------------------------------------------------------

*SmartSources.com will invoice the Client Company yearly for the annual Technical Support renewal.